Exhibit 10.3

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (“Agreement”) is made this 17th day of February, 2006, by and between Biosource America, Inc., a Texas corporation, having its principal office at 2777 Allen Parkway, Suite 800, Houston, Texas 77019  (“Grantor”), and BIOsource Fuels, LLC, a Wisconsin limited liability company, having its principal office at 3111 152nd Avenue, Kenosha, Wisconsin 53144 (“Grantee”).

WHEREAS, Grantor is the owner of the U.S. patent applications listed on the attached Schedule A (the “Patent Applications”);

WHEREAS, Grantee has extended a loan to Grantor pursuant to the terms and conditions of that certain Promissory Note dated the date hereof (“Note”) made by Grantor in favor of Grantee;

WHEREAS, under a Security Agreement dated the date hereof (“Security Agreement”) between Grantor and Grantee, Grantor has granted to Grantee a security interest in certain of its assets (including the Patent Applications) to secure the performance of the obligations of Grantor under the Note; and

WHEREAS, Grantor and Grantee by this instrument seek to confirm and make a record of the grant of a security interest in the Patent Application.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor does hereby acknowledge that it has granted to Grantee a security interest in all of Grantor’s right, title and interest in, to, and under the Patent Application. Grantor also acknowledges and confirms that the rights and remedies of Grantee with respect to the security interests in the Patent Application granted hereby are more fully set forth in the Note and the Security Agreement, the terms and provisions of which are incorporated herein by reference.

Biosource America, Inc.		BIOsource Fuels, LLC
		By:	Kenosha Beef International, Ltd., Manager

By:	/s/ J.D. McGraw	By:
Its:	President	Its:

STATE OF TEXAS	)	STATE OF WISCONSIN	)
	) SS:		) SS:
COUNTY OF HARRIS	)	COUNTY OF KENOSHA	)

Subscribed and sworn to before me		Subscribed and sworn to before me
this 17th day of February, 2006.		this day of February, 2006.

Cecilia D. Sanchez

Notary Public, State of Texas		Notary Public, State of
My Commission Expires:	Oct 26, 2009	My Commission Expires:

SCHEDULE A

U.S. Patent Applications

Patent Application No.	Title	Filing Date
10/766,740	Production of Biodiesel and Glycerin from High Free Fatty Acid Feedstocks	January 26, 2004
60/537,251	Production of Biodiesel and Glycerin from High Free Fatty Acid Feedstocks	January 15, 2004
60/443,049	Industrial Process for the Production of Biodiesel and Glycerin from High Free Fatty Acid Feedstocks	January 27, 2003

(but excluding any right, title and interest Mr. Kirk Cobb may have in U.S. Provisional App. Serial No. 60/443,049 as a named inventor thereon)

NOTE:  COMPLETE AND ATTACH FORM PTO 1595